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                                                                  Exhibit 10.17B


                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS SECOND AMENDMENT (this "Amendment") is made as of this 16th day of March, 2001 to that certain EMPLOYMENT AGREEMENT, dated as of November 30, l999, as amended (the "Employment Agreement"), by and between ROBERT HENSLEY ("Employee") and JOS. A. BANK CLOTHIERS, INC. ("Employer").

               FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement as follows:

          1. Subject to earlier termination otherwise set forth in the Employment Agreement, the last day of the Employment Period shall be February 1, 2003.
          2. Effective July 1, 2000 and unless otherwise increased in the discretion of the Company, Base Salary shall be $254,950.

          Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By:  /s/: Robert N. Wildrick                        /s/: Robert Hensley
  ---------------------------                       --------------------
  Robert N. Wildrick,                               ROBERT HENSLEY
   Chief Executive Officer